SCHEDULE 14C
                                (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

          [x]       Preliminary information statement

          [ ]       Confidential, for Use of the Commission Only
                    (as permitted by Rule 14c-5(d)(2))

          [ ]       Definitive information statement


                            GENESEE & WYOMING INC.
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               (Name of Registrant as Specified in Its Charter)

         Payment of Filing Fee (Check the appropriate box):

         [x] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules
             14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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


         (5) Total fee paid:


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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.

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         (3) Filing Party:

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         (4) Date Filed:

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



                            GENESEE & WYOMING INC.
                              66 FIELD POINT ROAD
                         GREENWICH, CONNECTICUT 06830

                               February __, 2004

Dear Stockholder:

          We have obtained the written consent of certain of our stockholders of record as of February 11, 2004 to approve a restated certificate of incorporation (the "Restated Certificate of Incorporation"). The Restated Certificate of Incorporation restates in its entirety our current certificate of incorporation, as previously amended or supplemented, and further amends such certificate of incorporation to increase the number of authorized shares
(1) of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), from 30,000,000 to 90,000,000, (2) of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), from 5,000,000 to 15,000,000 and
(3) of Preferred Stock, par value $.01 per share (the "Preferred Stock"), from 1,000,000 to 3,000,000. Following the filing and effectiveness of the Restated Certificate of Incorporation, the total number of shares that we will have authority to issue will be 108,000,000. The Restated Certificate of Incorporation has been approved by our (i) Board of Directors, (ii) stockholders representing 100% of the voting power of the outstanding shares of 4% Senior Redeemable Convertible Preferred Stock, Series A, of the company and (iii) stockholders representing a majority of the voting power of the outstanding shares of capital stock of the company. Your consent is not required and is not being solicited in connection with these actions.

          Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, with this letter you are being furnished an information statement relating to these actions.

                                         By Order of the Board of Directors


                                         ----------------------------------
                                            Mortimer B. Fuller, III
                                            Chairman of the Board and
                                            Chief Executive Officer

                            GENESEE & WYOMING INC.
                              66 FIELD POINT ROAD
                         GREENWICH, CONNECTICUT 06830

                             INFORMATION STATEMENT

GENERAL

          This information statement (the "Statement") is being mailed on or about February __, 2004 to holders of record as of February 11, 2004 of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 4% Senior Redeemable Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), of Genesee & Wyoming Inc. (the "Company"). This statement is furnished in connection with the taking of action by written consent of (i) the holders of 100% of the voting power of the outstanding shares of Series A Preferred Stock and (ii) the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, in each case approving a restated certificate of incorporation (the "Restated Certificate of Incorporation"). The Restated Certificate of Incorporation restates in its entirety our current certificate of incorporation, as previously amended or supplemented, and further amends such certificate of incorporation to increase the number of authorized shares (1) of Class A Common Stock from 30,000,000 to 90,000,000, (2) of Class B Common Stock from 5,000,000 to 15,000,000 and (3)
of Preferred Stock, par value $.01 per share (the "Preferred Stock"), from 1,000,000 to 3,000,000. Following the filing and effectiveness of the Restated Certificate of Incorporation, the total number of shares that we will have authority to issue will be 108,000,000. The Restated Certificate of Incorporation has been approved by (i) our Board of Directors (the "Board"),
(ii) the holders of 100% of the voting power of the outstanding shares of Series A Preferred Stock and (iii) the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock. A copy of the Restated Certificate of Incorporation, substantially in the form that it will be filed with the Secretary of State of the State of Delaware, is attached to this Statement as
Exhibit I. The Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          As of February 11, 2004, there were issued and outstanding 13,519,178 shares of Class A Common Stock, 1,805,290 shares of Class B Common Stock and 25,000 shares of Series A Preferred Stock. Each stockholder of record on February 11, 2004 is entitled to (1) one vote for each share of Class A Common Stock, (2) 10 votes for each share of Class B Common Stock, and (3) 97.82608 votes for each share of Series A Preferred Stock. The record date for purposes of the written consent to this action was February 11, 2004. However, because holders of a majority of the voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock have consented to the Restated Certificate of Incorporation and have sufficient voting power to approve the Restated Certificate of Incorporation, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with these actions. No appraisal rights or other similar rights are available to dissenters to the Restated Certificate of Incorporation.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 11, 2004 certain information concerning shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of any class of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, (ii) each director of the Company,
(iii) the chief executive officer and the four most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

         The Company has calculated percentage of class ownership based on 13,519,178 issued and outstanding shares of Class A Common Stock, 1,805,290 issued and outstanding shares of Class B Common Stock, and 25,000 issued and outstanding shares of Preferred Stock, in each case as of February 11, 2004. Percentages of less than 1% have been omitted from the table.


                                                 CLASS A                     CLASS B
                                              COMMON STOCK                COMMON STOCK           PREFERRED STOCK
                                           BENEFICIALLY OWNED          BENEFICIALLY OWNED        BENEFICIALLY OWNED
                                           ---------------------     ---------------------       ------------------

           NAME AND ADDRESS OF             NO. OF       PERCENT      NO. OF       PERCENT        NO. OF    PERCENT     PERCENT OF
            BENEFICIAL OWNER               SHARES       OF CLASS     SHARES       OF CLASS       SHARES    OF CLASS     VOTE (1)
            ----------------               ------       --------     ------       --------       ------    --------     --------

Mortimer B. Fuller, III (2)(3)              77,720            -     1,384,173        76.7%            -         -        40.8%
Robert W. Anestis (4)                        3,001            -             -            -            -         -          -
Louis S. Fuller (5)                        167,490         1.2%       299,574        16.6%            -         -        9.3%
T. Michael Long (3)(6)                      11,900            -             -            -       25,000      100%          - (3)
Robert M. Melzer (7)                        33,446            -             -            -            -         -          -
Philip J. Ringo (8)                         42,657            -             -            -            -         -          -
Peter O. Scannell (9)                        2,989            -             -            -            -         -          -
Mark A. Scudder (10)                           356            -             -            -            -         -          -
M. Douglas Young (11)                       30,038            -             -            -            -         -          -
Charles N. Marshall (12)                   261,098         1.9%             -            -            -         -          -
Charles W. Chabot                           27,986            -             -            -            -         -          -
Robert Grossman (13)                         4,500            -             -            -           --         -          -
John C. Hellmann (14)                       88,374            -           832            -            -         -          -
The 1818 Fund III, LP (3)(6)             2,457,552        15.4%             -            -       25,000      100%        7.2%
     59 Wall Street
     New York, New York 10005
Wellington Management Company, LLP (15)    806,849         6.0%             -           -             -        -          2.4%
     75 State Street
     Boston, MA  02109
All Directors and Executive Officers       782,304         5.7%     1,684,579        93.3%       25,000      100%        51.1%
as a Group (15 persons) (16)

(1) Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that the Class A Common Stock is entitled to one vote per share, the Class B Common Stock is entitled to ten votes per share and the 25,000 outstanding shares of Series A Preferred Stock are entitled to an aggregate of 2,445,652 votes.

(2) The amounts shown include: (i) 42,422 shares of Class A Common Stock owned by Mr. Fuller individually; (ii) 987,103 shares of Class B Common Stock owned by Mr. Fuller individually; (iii) 4,262 shares of Class A Common Stock held by Mr. Fuller's wife, as to which shares Mr. Fuller disclaims beneficial ownership; (iv) 5,000 shares of Class A Common Stock held by Overlook Estate Foundation, Inc. of which Mr. Fuller is President; (v) presently exercisable options to purchase 26,036 shares of Class A Common Stock; and (vi) presently exercisable third-party options to purchase 397,070 shares of Class B Common Stock, which shares are subject to a Voting Agreement under which Mr. Fuller has been granted an irrevocable proxy through March 20, 2008.

(3) By reason of a voting agreement, under Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, a group comprised of Mortimer B. Fuller, III, The 1818 Fund III, L.P. (the "1818 Fund") and T. Michael Long may be deemed to beneficially own substantially all of the shares of our capital stock beneficially owned by the members of the group. Mr. Long beneficially owns 11,900 shares of Class A Common Stock, consisting of units under the Company's Deferred Stock Plan for Non-Employee Directors (the "Deferred Stock Plan") representing 5,150 shares of Class A Common Stock and presently exercisable options to purchase 6,750 shares of Class A Common Stock, and the 1818 Fund beneficially owns 25,000 shares of Series A Preferred Stock, convertible into 2,445,652 shares of Class A Common Stock. Mr. Fuller, on the one hand, and the 1818 Fund and Mr. Long, on the other hand, disclaim beneficial ownership of the shares owned by the other, and they are not reflected in the respective amounts shown on the table. The amount of Class A Common Stock shown on the table for Mr. Long does not include those shares beneficially owned by the 1818 Fund.

(4) The amounts shown include 2,000 shares of Class A Common Stock held by an HR-10 plan for the benefit of Mr. Anestis; and (ii) units under the Deferred Stock Plan representing 1,001 shares of Class A Common Stock.

(5) The amounts shown include: (i) 31,547 shares of Class A Common Stock and 299,574 shares of Class B Common Stock owned by Mr. Fuller individually; (ii) 943 shares of Class A Common Stock owned jointly by Mr. Fuller and his wife; and (iii) 135,000 shares of Class A Common Stock owned by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership.

(6) The 25,000 shares of Series A Preferred Stock owned by the 1818 Fund are convertible, subject to certain exceptions, at any time into 2,445,652 shares of Class A Common Stock. Mr. Long is a general partner of Brown Brothers Harriman & Co. ("BBH"), the general partner of the 1818 Fund and, as such, his pecuniary interest in the Series A Preferred Stock is limited to his percentage interest in BBH's interest in such shares. Voting and investment power with respect to the Series A Preferred Stock is shared equally by Mr. Long and Lawrence C. Tucker, in their respective capacities as partners of BBH. The Class A Common Stock shown on the table for the 1818 Fund consists of units under the Deferred Stock Plan held by Mr. Long representing 5,150 shares of Class A Common Stock, presently exercisable options held by Mr. Long to purchase 6,750 shares of Class A Common Stock and the 2,445,652 of shares of Class A Common Stock into which the 25,000 shares of Series A Preferred Stock are convertible.

(7) The amount shown includes: (i) 6,750 shares of Class A Common Stock owned by Mr. Melzer individually; (ii) 5,000 shares of Class A Common Stock held by a self-directed IRA; (iii) presently exercisable options to purchase 11,250 shares of Class A Common Stock; and (iv) units under the Deferred Stock Plan representing 10,446 shares of Class A Common Stock.

(8) The amount shown includes: (i) 8,325 shares of Class A Common Stock owned by Mr. Ringo's wife, as to which shares he disclaims beneficial ownership; (ii) presently exercisable options to purchase 20,250 shares of Class A Common Stock; and (iii) units under the Deferred Stock Plan representing 14,082 shares of Class A Common Stock.

(9) The amount shown includes 2,000 shares of Class A Common Stock held jointly by Mr. Scannell and his wife; and (ii) units under the Deferred Stock Plan representing 989 shares of Class A Common Stock.

(10) These are units under the Deferred Stock Plan representing shares of Class A Common Stock.

(11) The amount shown includes: (i) presently exercisable options to purchase 10,500 shares of Class A Common Stock; and (ii) units under the Deferred Stock Plan representing 19,538 shares of Class A Common Stock.

(12) The amount shown includes: (i) 239,221 shares of Class A Common Stock owned by Mr. Marshall individually; and (ii) presently exercisable options to purchase 21,877 shares of Class A Common Stock.

(13) The amount shown includes: (i) 1,000 shares of Class A Common Stock owned by Mr. Grossman individually; and (ii) presently exercisable options to purchase 3,500 shares of Class A Common Stock.

(14) The amount shown includes: (i) 3,375 shares of Class A Common Stock and 832 shares of Class B Common Stock owned by Mr. Hellmann individually; and (ii) presently exercisable options to purchase 84,999 shares of Class A Common Stock.

(15) The amount and percentage shown, and the information contained in this footnote, is derived from Schedule 13G filed by Wellington Management Company, LLP ("WMC") on February 12, 2004. The shares are owned of record by clients of WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. WMC has shared power to vote 725,649 of such shares and has shared power to dispose of all of such shares.

(16)   See footnotes 2 through 14 to this table. The amounts shown include:
       (i) presently exercisable options to purchase an aggregate of 187,131 shares of Class A Common Stock; (ii) presently exercisable third-party options to purchase an aggregate of 397,070 shares of Class B Common Stock; and (iii) units under the Deferred Stock Plan representing an aggregate of 51,562 shares of Class A Common Stock.

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

          On February 5, 2004, the Board adopted resolutions authorizing, and on February 11, 2004 (i) the holders of 100% of the voting power of the outstanding shares of Series A Preferred Stock and (ii) the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock approved, by written consent, the Restated Certificate of Incorporation. The Restated Certificate of Incorporation restates in its entirety our current certificate of incorporation, as previously amended or supplemented, and further amends such certificate of incorporation to increase the number of authorized shares (1) of Class A Common Stock from 30,000,000 to 90,000,000, (2) of Class B Common Stock from 5,000,000 to 15,000,000 and (3) of Preferred Stock from 1,000,000 to 3,000,000. Following the filing and effectiveness of the Restated Certificate of Incorporation, the total number of shares that we will have authority to issue will be 108,000,000. A copy of the Restated Certificate of Incorporation, substantially in the form that it will be filed with the Secretary of State of the State of Delaware, is attached to this Statement as
Exhibit I. The Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission.

          The Board believes that it is prudent to increase the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock in order to provide flexibility with respect to matters such as private or public financings, corporate mergers, acquisitions of property, establishing strategic relationships with corporate partners, employee benefit plans and other general corporate purposes. The Restated Certificate of Incorporation will also provide a reserve of shares available for issuance in connection with (a) the 3-for-2 stock dividend relating to shares of Class A Common Stock and Class B Common Stock declared by the Board on February 5, 2004 and (b) possible stock splits or stock dividends should the Board determine in the future that it would be desirable to facilitate a broader base of stockholders. Having additional authorized Class A Common Stock, Class B Common Stock and Preferred Stock available for issuance in the future would also allow the Board to issue shares of Class A Common Stock, Class B Common Stock or Preferred Stock without the delay and expense associated with seeking stockholder approval at a special stockholders' meeting or otherwise. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to take advantage of changing market and financial conditions.

          The Board may cause the issuance of additional shares of Class A Common Stock, Class B Common Stock or Preferred Stock without further vote of the stockholders of the Company, except as may be required by applicable laws or under the rules of any national securities exchange or market on which shares of Class A Common Stock, Class B Common Stock or Preferred Stock are then listed. If in a particular instance stockholder approval were so required or otherwise deemed advisable by the Board, then the matter will be referred to the stockholders for their approval regardless of whether a sufficient number of shares of Class A Common Stock, Class B Common Stock or Preferred Stock has been authorized.

          Current holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of shares of Class A Common Stock, Class B Common Stock or Preferred Stock in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Class A Common Stock, Class B Common Stock and Preferred Stock may also include dilution of the voting power of currently outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock and reduction of the portion of dividends and liquidation proceeds available to the holders of currently outstanding stock.

          Finally, the Board could use authorized but unissued shares of Class A Common Stock, Class B Common Stock or Preferred Stock, or any combination thereof, to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock may deter a future takeover attempt that holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock may deem to be in their best interests or in which holders of Class A Common Stock, Class B Common Stock or Preferred Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to takeover or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Restated Certificate of Incorporation is not prompted by any specific effort or takeover threat currently perceived by management.

          UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AND THE QUARTERLY REPORTS FOR THE FIRST, SECOND AND THIRD FISCAL QUARTERS IN THE FISCAL YEAR BEGINNING JANUARY 1, 2003 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE l3a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE FROM ADAM B. FRANKEL, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, GENESEE & WYOMING INC., 66 FIELD POINT ROAD, GREENWICH, CONNECTICUT 06830.

                                         By Order of the Board of Directors


                                         -----------------------------------
                                           Mortimer B. Fuller, III
                                           Chairman of the Board and
                                           Chief Executive Officer

February __, 2004

                                                                     Exhibit I

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            GENESEE & WYOMING INC.